UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 14, 2005

CERIDIAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15168	41-1981625
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3311 East Old Shakopee Road, Minneapolis, Minnesota 55425
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (952) 853-8100

           No Change
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

On January 14, 2005, Ceridian Corporation (the “Company”) amended its $350 million domestic revolving credit facility and $150 million Comdata receivables securitization facility to allow additional time to deliver its Form 10-Q for each of the second and third quarters of 2004 to its lenders through February 28, 2005, without the delayed delivery constituting a default under these agreements.

The amendment to the $350 million domestic revolving credit facility is among the Company, Bank of America, N.A., as administrative agent, and the several other financial institutions that are party to the credit agreement. The amendment to the $150 million Comdata receivables securitization facility is among the Company, Comdata Funding Corporation, Comdata Network, Inc., Jupiter Securitization Corporation, and JP Morgan Chase Bank, N.A., successor by merger to Bank One, NA. JP Morgan Chase Bank, N.A. is also a party to the $350 million domestic revolving credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERIDIAN CORPORATION

/s/ John R. Eickhoff John R. Eickhoff Executive Vice President and Chief Financial Officer

Dated: January 14, 2005

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